                                  Exhibit 10.3


                                MICHAEL A. CLARK

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated December 19, 1997 is between MICHAEL A. CLARK ("Clark") and NETVALUE, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS, Clark entered into an Employment Agreement with the Company, dated September 19, 1996 (the "Prior Agreement"), pursuant to which Clark is currently employed by the Company;

         WHEREAS, Clark and the Company wish to amend and restate the terms of Clark's employment as set forth in this Agreement which shall supersede and make null and void the Prior Agreement; such amendment shall be effective on September 19, 1997, the anniversary date of Clark's employment with the Company.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and intending to be legally bound, Clark and the Company hereby agree as follows:

         1. Position. The Company agrees to employ Clark and Clark agrees to serve the Company during the term hereof as President and Chief Executive Officer of the Company, or in such other executive position as may be mutually agreed upon by Clark and the Company. During the Term (as defined in Section 3 hereof), subject to the Company's fiduciary duty to its stockholders, the Company shall use its best efforts to cause Clark to be elected a member of the Board of Directors of the Company (the "Board"); provided, however, that the failure of Clark to be elected or reelected to the Board shall not constitute a breach of this Agreement. Clark shall be furnished with such facilities and services as are suitable to his position and adequate for the performance of his duties.

         2. Duties. Clark agrees to assume such duties and responsibilities as may be consistent with the position specified in Section 1 hereof, and as may be assigned to Clark by the Board and in accordance with the by-laws of the Company from time to time. Clark agrees to devote his best efforts and such time, skill, attention and energies as are necessary to the performance of his duties and responsibilities under this Agreement, consistent with practices and policies established from time to time by the Board.

         3. Term. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue for a term of five (5) years, unless otherwise terminated by either party in accordance with the provisions of
Section 5 hereof.

         4. Compensation.

                  4.1. Base Salary and Bonus. For services rendered hereunder, from the Effective Date until the first anniversary thereof, Clark shall be paid an annual base salary in the amount of One Hundred Sixty-Five Thousand Dollars ($165,000.00), provided that Twenty Five Thousand Dollars ($25,000.00) of such base salary shall be deferred and shall be paid to Clark prior to each anniversary of the Effective Date. Clark's salary shall be payable in a manner and at such times as is consistent with the payroll practices of the Company. Not less often than annually, the Board shall review the base salary of Clark for the purpose of making such increases therein as the performance of Clark during the prior year may warrant; provided, however, that the base salary of Clark shall not be decreased, without his consent, from that in effect from time to time. The Board, in its sole discretion, may award Clark bonuses in such amounts and at such times as the Board deems appropriate.

                  4.2. Fringe Benefits. Clark shall be entitled to such fringe benefits as are agreed to by Clark and the Board, provided, however, that in no event shall such benefits be less than those which are provided to other senior officers of the Company.

                  4.3. Reimbursement of Expenses. Subject to such conditions as the Board may from time to time determine, Clark shall be reimbursed upon presentation of vouchers or paid upon presentation of invoices for reasonable expenses incurred by him in the performance of his duties in carrying out the terms of this Agreement, including expenses for entertainment, travel, lodging and membership in local luncheon clubs, business associations and service organizations.

                  4.4. Employee Stock Options. The Company and Clark shall enter into the Award Agreement attached hereto as Exhibit A on or before the Effective Time. Such Award Agreement shall govern the terms and conditions of the stock options to be granted to Clark under the terms of the Company's employee stock option plan.

         5. Termination.

                  5.1. Company. Upon ten (10) days advance written notice, the Company, by action of the Board, may terminate this Agreement, at any time for cause in the event of (i) the death or permanent disability of Clark; (ii) the demonstrated continued failure by Clark to perform his duties as set forth herein or as otherwise required by the Board after written demand for performance is made by the Board, which demand specifically identifies the manner in which the Board finds there has been a failure to perform; provided, however, that Clark shall be given ninety (90) days to cure any such failure (if such failure is capable of being cured); (iii) fraud, misappropriation, embezzlement or other violation of the law or like nature or severity; (iv) a material breach of this Agreement by Clark; or (v) willful misconduct of Clark having a material adverse effect on the business or prospects of the Company; all as may be reasonably determined by the Board. For purposes of this Agreement, "permanent disability" shall have the same meaning as such phrase is given under the long term disability program sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Clark or his personal representative. Upon ninety (90) days advance written notice, the Company may terminate this Agreement at any time without cause.

                  5.2. Clark. Upon ten (10) days advance written notice, Clark may terminate this Agreement at any time for cause in the event of (i) the assignment to him of any duties materially inconsistent with his position, duties and responsibilities as of the date of this Agreement; (ii) a reduction in his compensation under this Agreement; (iii) other material breach of this Agreement by the Company or (iv) the failure of the Company to maintain appropriate levels of director and officer liability insurance. The right of Clark to terminate this Agreement pursuant to clauses (i), (ii) or (iii) of the preceding sentence shall not become effective if the breach by the Company is cured within thirty (30) days after receipt of written notification of such breach from Clark; provided, however, that, in the event such breach cannot be cured within such thirty (30) day period, other than by reason of conditions or circumstances within the control of the Company, the Company shall be given a total of ninety (90) days to cure any such breach. Upon ninety (90) days advance written notice, Clark may terminate this Agreement at any time without cause.

                  5.3. Consequences.

                           (a) Except as provided in Section 5.3(e), in the
event that the Agreement is terminated (i) by the Company for the cause pursuant to Section 5.1 hereof or (ii) by Clark without cause, all rights of Clark under this Agreement (except to the extent specifically set forth in this Agreement) shall terminate as of the date of the termination of this Agreement, but Clark shall continue to be bound by the covenant not to compete as set forth in
Section 9 hereof until one (1) year after the date of such termination.

                           (b) Except as provided in Sections 5.3(d) and (e), in
the event that the Agreement is terminated by the Company (x) by reason of Clark's death or disability or (y) without cause, in addition to the deferred compensation due to Clark in accordance with Section 4.1(i) hereof, Clark shall receive his then current base salary, as provided in this Agreement, for a term of one (1) year (the "Severance Period") from the date of termination of this Agreement; provided, however, that the Severance Period shall be increased by two (2) additional months on each anniversary of his employment with the Company hereunder and under the Prior Agreement (all such severance payments to be paid to Clark during such period shall be net of all applicable taxes that are required to be withheld therefrom). In such event, Clark shall be treated as an employee for the period during which he is receiving payments under this Section 5.3(b) and shall be entitled to participate in the fringe benefit programs under
Section 4.2 for the duration of such period, notwithstanding that any of such benefits were provided on a group basis prior to such termination. Clark shall continue to be bound by the covenant not to compete set forth in Section 9 hereof during the Severance Period.

                           (c) Except as provided in Sections 5.3(d) and (e), in
the event that the Agreement is terminated by Clark for cause pursuant to
Section 5.2 hereof, in addition to the deferred compensation due to Clark in accordance with Section 4.1(i) hereof, Clark shall receive his then current base salary, as provided in this Agreement, for a term of two (2) years (the "For Cause Severance Period") from the date of termination of this Agreement (all such severance payments to be paid to Clark during such period shall be net of all applicable taxes that are required to be withheld therefrom). In such event, Clark shall be treated as an employee for the period during which he is receiving payments under this Section 5.3(c) and shall be entitled to participate in the fringe benefit programs under Section 4.2 for the duration of such period, notwithstanding that any of such benefits were provided on a group basis prior to such termination. Clark shall continue to be bound by the covenant not to compete set forth in Section 9 hereof during the For Cause Severance Period.

                           (d) The compensation payable to Clark or his estate
or legal representative under any paragraph of this Section 5.3 shall be in addition to any benefits otherwise payable to Clark in accordance with Section
4.2 hereof, but shall be in lieu of other compensation ordinarily paid by the Company upon the termination, death or disability of a senior officer of the Company. For example, in the event the Company maintains long term disability, life insurance and the like for its senior officers, Clark shall be entitled to such fringe benefits.

                           (e) In the event that the Company or Clark terminates
this Agreement for any reason within nine (9) months subsequent to a "Change of Control" (as hereinafter defined) of the Company, Clark shall receive an amount equal to two (2) years base salary hereunder, provided, however, that the amount Clark shall receive pursuant to this Section 5.3(e) shall be increased by two
(2) additional months of base salary on each anniversary of his employment with the Company hereunder and under the Prior Agreement. Payments to Clark under this Section 5.3(e) shall be made in approximately equal monthly installments over a period of one (1) year (the "Payment Term") and shall be net of all applicable taxes that are required to be withheld. In such event, Clark shall be treated as an employee for the period during which he is receiving payments under this Section 5.3(e), and shall be entitled to receive fringe benefit under
Section 4.2 for the duration of such period. Clark shall be subject to the covenant not to complete set forth in Section 9 hereof during the Payment Term.

                           A "Change of Control" of the Company shall mean the
occurrence of an event which would be required to be reported by the Company in response to Items 1 or 2 of Form 8-K under the Securities & Exchange Act of 1934, as amended.

                           (f) Any and all amounts payable to Clark pursuant to
this Section 5.3 following termination of this Agreement shall be secured by a lien on, and security interest in, any and all intellectual property of the Company, whether now owned or hereinafter acquired, including, without limitation, business and product concepts, service marks, trademarks, patents, proprietary systems and technology and software, copyrights, graphic designs and user interfaces, upon the terms and conditions set forth in the Collateral Assignment of Patents and Trademarks between the Company and Clark executed in connection herewith (the "Assignment Agreement"). The Company represents and warrants that the foregoing assets shall be free and clear of all liens and encumbrances as of the date of the execution of this Agreement. The Company further agrees that it will not pledge, collateralize, or take any actions that would encumber these assets without first obtaining the prior written consent of Clark.

         6. Indemnification.

                  (a) The Company shall indemnify Clark and shall save and hold Clark harmless from, against, for, and, in respect of any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Clark by reason of being a director, officer, employee or agent of the Company or by reason of service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Clark continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if Clark's act or omission was taken or made in good faith and in a manner reasonably believed to be in or not inconsistent with the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Clark may otherwise be entitled and shall inure to the benefit of Clark's heirs, executors or administrators. The Company shall pay the expenses incurred by Clark in defending any action, suit or proceeding, upon receipt of an undertaking by Clark to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

                  (b) During the term of this Agreement, the Company shall maintain appropriate levels, as determined by the Board of Directors, of Directors and Officers liability insurance.

         7. Company Property. All materials, information and data of any kind furnished by the Company to Clark or developed by Clark on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Clark's employment hereunder, are and shall remain the sole and confidential property of the Company. In the event that the Company requests the return of such materials at any time during the term of this Agreement or at or after the termination of this Agreement, Clark shall immediately deliver such material to the Company.


         8. Confidentiality. During the term of this Agreement and at all times thereafter, Clark shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person or entity other than the Company, any material referred to in Section 7 above or any information regarding the business methods or policies, procedures, techniques, projects, trade secrets or other confidential knowledge relating to the Company, its business or activities, except for such materials, information and knowledge which is generally available to the public other than by reason of its disclosure by Clark or which were available, or becomes available, to Clark on a non-confidential basis prior to its disclosure to him by the Company.

         9. Non-Compete. During the term of this Agreement and for one (1) year thereafter (or the Severance Period in the case of Clark's termination by the Company without cause or the For Cause Severance Period in the case the termination of Clark's employment by Clark for cause pursuant to Section 5.2 hereof), Clark agrees that he shall not (a) engage or be interested in or receive any compensation from any business that directly competes with the Company or its affiliates or (b) induce or attempt to induce any employee, agent or customer of the Company or any of its affiliates to terminate or reduce the scope of his, her or its relationship with the Company or one of its affiliates. For the purposes of this Agreement, Clark shall be deemed to be interested in a business if he is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, consultant or otherwise, but not if that interest is limited solely to the ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market. Clark shall not, directly or indirectly, engage in any other business enterprise, or have an interest, financial or otherwise, in any other business enterprise which interferes or is likely to interfere with Clark's employment hereunder.

         10. Equitable Relief. Clark acknowledges and agrees that the Company may seek to enforce the covenants and restrictions pertaining to his obligations in Sections 7, 8 and 9 hereof at law or in equity. The covenants and restrictions pertaining to Clark's obligations in Sections 7, 8 and 9 hereof shall remain in full force and effect, notwithstanding the fact that this Agreement has been terminated. If a court determines that the restrictions in
Section 9 are too broad or otherwise unreasonable under applicable law, including with respect to time or geographical scope, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restriction allowable under the applicable law. If Clark violates any of the restrictions contained in Section 9, the restrictive period shall not run in favor of Clark from the time of the commencement of any such violation until such time as such violation shall be cured by Clark to the satisfaction of the Company.

         11. Prior Agreements. Clark represents and warrants to the Company that there are no restrictions, agreements or understandings of any kind whatsoever to which Clark is a party, or by which he is bound, which would inhibit, prevent or make unlawful his execution or performance of this Agreement, and that his execution and performance of this Agreement shall not constitute a breach of any contract, agreement or understanding, whether oral or written, to which he is a party or by which he is bound.

         12. Acknowledgment. Clark hereby acknowledges and certifies that he has read the terms of this Agreement, that he has been informed by the Company that he should discuss it with an attorney of his choice, and that he understands it terms and effects. Clark further acknowledges that based on his training and experience, he has the capacity to earn a livelihood by performing services as an employee or otherwise in a business that does not violate the provisions of
Section 9. Neither the Company, Clark nor their respective agents, representatives or attorneys have made any representations to the other concerning the terms or effects of this Agreement other than those contained herein.

         13. Assignment. Without the prior written consent of the Company, Clark shall have no right to exchange, convert, encumber or dispose of his rights to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferrable. In the event of any attempted assignment or transfer, Clark shall forfeit his rights to receive any payments or benefits, and the Company shall have no further liability under this Agreement.

         14. Entire Agreement. This Agreement together with the Assignment Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements between them respecting such subject matter. Specifically, by executing this Agreement, the Prior Agreement shall become null and void and any rights and obligations existing thereunder shall cease.

         15. Headings. The headings describing the provisions of this Agreement are for convenience of reference only, and shall not affect its interpretation.

         16. Severability. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be modified to the extent necessary to render enforceable the remaining provisions hereof.

         17. Notices. All notices shall be in writing and shall be deemed to have been given if presented personally, sent by recognized national overnight carrier, or sent by certified or registered mail, postage prepaid, return receipt requested, to the following addressees:

                                   If to the Company:

                                   NETVALUE, INC.
                                   One Stamford Landing
                                   Stamford, CT  06901

                               With a copy to:

                               Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street
                               Philadelphia, PA  19102
                               Attention:  Michael C. Forman, Esquire

                               If to Clark:

                               MICHAEL A. CLARK
                               20 Hill Street
                               Milford, CT  06460

                  Notice of any change in such addresses shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         18. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         19. Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of its rights hereunder.

         20. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by Clark and his heirs and personal representatives, and the Company and its successors and permitted assigns, and does not confer any rights on any other persons or entities. The duties, obligations, rights and responsibilities of Clark under this Agreement are personal and shall not be assigned by Clark without the prior written consent of the Company, as set forth in Section 7 hereof.

         21. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         22. Amendments. This Agreement may be amended and supplemented only by a written instrument duly executed by both parties.

         23. Joint Participation in Drafting. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.


                                           By: /s/ Michael A. Clark
                                              ---------------------------------
                                                   MICHAEL A. CLARK


                                             NETVALUE, INC.


                                           By: /s/ Edward J. Zobian
                                              ---------------------------------
                                                   Edward J. Zobian, Director

                          EXHIBIT A TO MICHAEL A. CLARK
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
            AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT

         NETVALUE, INC. (the "Company") hereby grants to MICHAEL A. CLARK (the "Optionee") an option to purchase shares of Common Stock (the "Shares") of the Company, at the price set forth herein subject to the terms set forth herein, and in all respects subject to the terms and provisions of the netValue, Inc. 1996 Non-Qualified Stock Option Plan (as amended, the "Plan"), which terms and provisions are hereby incorporated by reference herein. This Amended and Restated Non-Qualified Stock Option Agreement (this "Agreement") amends and restates and makes null and void the Non-Qualified Stock Option Agreement, dated September 19, 1996, between the Company and the Optionee, and any and all Options granted thereunder (collectively, the "Prior Option Agreement"). Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

         1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

         2. Date of Grant; Term of Option. This Option is granted as of September 19, 1996 and, subject to the specific terms contained herein, may not be exercised later than the fifth anniversary of each Vesting Event (as hereinafter defined) with respect to such Option.

         3. Option Exercise Price and Vesting. Subject to the terms and conditions herein set forth and set forth in the Plan, the Company hereby grants to Optionee an option to purchase an aggregate number of Shares of the Company at the option price as follows:

                  (a) An option to purchase a total of 268,000 Shares, of which
(i) 110,000 shall have an exercise price of $.63 per share, 60,000 of which vested and were fully exercisable as of September 19, 1996, and 50,000 of which have vested and were fully exercisable as of September 19, 1997, and (ii) 158,000 shall have an exercise price of $.80 per share, all of which have vested and were fully exercisable as of September 19, 1997.

                  (b) An option to purchase a total of 632,000 Shares at the exercise prices set forth below. This Option shall vest and become exercisable in annual installments, the Optionee having the right hereunder to purchase from the Company, on and after the following dates (each such vesting period being hereinafter referred to as a "Vesting Year" and each such date being hereinafter referred to as a "Vesting Event"), the following number of Shares:

      September 19,                     Shares                Exercise Price
      -------------                     ------                --------------
          1998                         158,000                      $4.00
          1999                         158,000                      $5.00
          2000                         158,000                      $6.00
          2001                         158,000                      $7.00

                  (c) Notwithstanding the vesting and exercisability of any Option granted hereunder, without the prior written consent of the Company, Optionee may not sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of any Shares issuable thereunder or any right or interest therein granted under this Section 3, whether voluntary, by operation of law or otherwise, prior to September 19, 1998.

                  (d) In the event that the Optionee's employment with the Company is terminated:

                           (i) (A) by the Company for cause (other than death or
disability) as set forth in Section 5.1 of Optionee's Employment Agreement or
(B) by the Optionee without cause (including his resignation), then Optionee shall be entitled, for a period of two (2) years from the effective date of such termination, to exercise all Options which have vested and become exercisable pursuant to the provisions of Section 3 hereof prior to the effective date of such resignation. All Options not so exercised shall terminate.

                           (ii) (A) by the Company without cause or (B) by the
Optionee for cause pursuant to Section 5.2 of the Employment Agreement or (C) by reason of the Optionee's death or disability, the Optionee (or, in the case of Optionee's death, the Optionee's estate or a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of disability, by the Optionee or his legal guardian or representative, as applicable) shall be entitled, for a period of five (5) years from the effective date of such termination (the "Post-Termination Exercise Period"), to exercise all Options granted to Optionee in Section 3 hereof, provided that the Optionee agrees to forbear from terminating his employment for cause pursuant to Section 5.2 of the Employment Agreement based on the Company's failure to maintain appropriate levels of director and officer liability insurance, until the earlier of March 31, 1998 or 30 days after the Company's successful completion of an initial public offering of any class of its equity securities (an "IPO"). All Options not so exercised shall terminate.

                           (iii) by the Company or the Optionee following a
Change of Control (as such term is defined in the Plan), all unvested and unexercisable Options, granted pursuant to Section 3 hereof, shall immediately vest and become exercisable during the Post-Termination Exercise Period. All Options not so exercised shall terminate.

                           (iv) the Company shall be obligated to file and cause
to become effective, within twelve (12) months after the effective date of such termination, a registration statement on

Form S-8 with the SEC covering the public resale of any and all Shares issuable upon the exercise of all Options which have vested and become exercisable pursuant to the provisions of this Section 4.

         4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

                  (a) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price along with any other agreements as the Company may require. Payment of the purchase price shall be by check or such consideration and method of payment authorized by the Board pursuant to the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under this Agreement, the Plan, and/or applicable law.

                  (b) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation, provided that such representation and warranty shall not alter Optionee's right to sell any of the Shares, subject, however, to customary and reasonable holdbacks in connection with any public sale of the Company's Common Stock as reasonably required by the Company's underwriter(s).

         5. Investment Representations. Unless the Shares have been registered under the Securities Act, in connection with the acquisition of this Option, the Optionee represents and warrants as follows:

                  (a) The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                  (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling personal and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

         6. Forfeiture of Option. Notwithstanding any other provision of this Option, if it is finally determined by a court of competent jurisdiction or other tribunal or panel having jurisdiction over such dispute that the Optionee (i) has disclosed trade secrets or confidential information of the Company in contravention of
Section 8 of Optionee's Employment Agreement, or (ii) has breached any agreement with the Company in respect of confidentiality, nondisclosure, noncompetition or otherwise, all unexercised Options shall terminate as of the date of such determination. In the event of such a determination, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Option shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee the Option price paid to it. Notwithstanding anything to herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a determination resulting in forfeiture.

         7. Continuation of Employment or Engagement. Neither the Plan nor this Option shall confer upon Optionee any right to continue in the service of the Company or limit, in any respect, the right of the Company to discharge the Optionee at any time in accordance with the terms of Optionee's Employment Agreement.

         8. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 3(c) hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

         9. The Plan. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of Directors of the Company is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company's principal office.

         10. Entire Agreement. This Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes and makes null and void the Prior Option Agreement.

         11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

         12. Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.


DATE: December 19, 1997                      NETVALUE, INC.


                                              By: /s/ Edward J. Zobian
                                                  ------------------------------
                                                    Edward J. Zobian, Director

                                 ACKNOWLEDGMENT


         The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan. In addition, the Optionee acknowledges that this Amended and Restated Non-Qualified Stock Option Agreement supersedes and makes null and void the Prior Option Agreement.




DATE:______________________             ___________________________________
                                        Optionee:  MICHAEL A. CLARK


                                        ____________________________________
                                        Address


                                        ____________________________________
                                        City, State, Zip




         THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.





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